Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123


                               Herein called Aetna

Agrees to pay benefits as stated in this Contract.

                                 SPECIFICATIONS





THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION

DETAILS OF VARIABLE FEATURES OF THIS CONTRACT ARE IN THE DEPOSIT, RESERVE, AND SURRENDER PROVISIONS, AND ANNUITY PROVISIONS.

                                 RIGHT TO CANCEL

The Owner may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract.

This page, and the following pages, and the application, make up the entire Contract.

Signed at Hartford, Connecticut on the Effective Date.


/s/ Stephen B. Middlebrook                                /s/ William O. Bailey
       Secretary                                          President

             GROUP VARIABLE OR FIXED ANNUITY OR COMBINATION CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.




GSD-CDA-HO                                                                39170

                                 SPECIFICATIONS

PLAN

OWNER

GROUP CONTRACT NO.

EFFECTIVE DATE

THIS CONTRACT IS DELIVERED IN
AND IS SUBJECT TO THE LAWS OF THAT JURISDICTION

Deduction From Deposit(s) - The amount of the Net Deposit(s) applied will be the deposit(s) received minus a deduction for premium taxes, if any then deducted (see Deposit, Reserve, and Surrender Provisions of this Contract).

Deductions From The Separate Account And The Funds - Total deductions equal 1.5% on an annual basis. Once Annuity payments begin, Aetna must earn a gross return on the assets of the Separate Account of: (a) 5% on an annual basis if an assumed net return rate of 3.5% is chosen; or (b) 6.5% on an annual basis if an assumed net return rate of 5% is chosen; in order that the dollar amount of the Variable Annuity payments will not decrease.





GSD-CDA-HO

                                   COVER SHEET

This Contract is a legal contract betwee the Owner and Aetna.

READ THIS CONTRACT CAREFULLY. This cover sheet is only a brief outline of some of the important features of this Contract. This cover sheet is not the insurance contract. Only the actual terms of this Contract will control. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                                TABLE OF CONTENTS
                                                                           Page

                               GENERAL DEFINITIONS
   1. Participant.............................................................5
   2. Annuitant...............................................................5
   3. Annuity.................................................................5
   4. Fixed Annuity...........................................................5
   5. Variable Annuity........................................................5
   6. General Account.........................................................5
   7. Separate Accounts.......................................................5
   8. Fund(s).................................................................5
   9. Valuation Period........................................................5

                               GENERAL PROVISIONS
   1. Contract................................................................6
   2. Incontestability........................................................6
   3. Control of Contract and Individual Accounts.............................6
   4. Change of Contract by Aetna.............................................6
   5. Individual Certificates.................................................6
   6. Designation of Beneficiary..............................................6
   7. Misstatements and Adjustments...........................................7
   8. State Laws..............................................................7
   9. Non-Participating Contract..............................................7

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS
   1. Net Deposit.............................................................7
   2. Individual Accounts.....................................................7
   3. Guaranteed Interest Rate -- General Account.............................7
   4. Record Units - Separate Account.........................................8
   5. Investment Increment Factors - Separate Account.........................8
   6. Record Unit Value - Separate Account....................................8
   7. Individual Account Reserve..............................................9
   8. Active Life Fund........................................................9
   9. Experience Credits......................................................9
   10. Transfer of Individual Account Reserves................................9

GSD-CDA-HO                             3

   11. Notice to the Owner....................................................9
   12. Sum Payable at Death (Before Annuity Payments Start)..................10
   13. Surrender Value.......................................................10

                               ANNUITY PROVISIONS
   1. Choices to be Made.....................................................11
   2. Fund(s) Annuity Units - Separate Account...............................11
   3. Fund(s) Annuity Unit Value - Separate Account..........................11
   4. Annuity Options........................................................12
   5. Other Terms of Annuity Options.........................................21
   7. Death of Annuitant/Beneficiary.........................................21


GSD-CDA-HO                             4

                               GENERAL DEFINITIONS

1. PARTICIPANT - A person who participates in the Plan and for whom benefits are being accrued under this Contract.

2. ANNUITANT - A Participant or beneficiary on whose life an Annuity has been effected under this Contract.

3.     ANNUITY - Payment of an income:

 .      (a)    for the life of one or two people;

       (b)    for a stated period;

       (c)    for some mix of (a) and (b); or

       (d)    until there are no funds left.

4. FIXED ANNUITY - An Annuity of a fixed dollar amount paid from the General Account.

5. VARIABLE ANNUITY - An Annuity of a varying dollar amount paid from the Separate Account.

6. GENERAL ACCOUNT - The Account which holds the assets of Aetna, other than those assets of Aetna in the Separate Accounts. Reserves for a Fixed Annuity are held in the General Account.

7. SEPARATE ACCOUNTS - Accounts set up by Aetna under the Connecticut Insurance Laws. Assets for this class of variable contracts are set apart from other assets of Aetna. Reserves for a Variable Annuity are held in a Separate Account and invested in shares of Fund(s).

8. FUND(S) - The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940. They are:

       (a)    Aetna Variable Fund (Variable Fund);

       (b)    Aetna Variable Encore Fund, Inc. (Encore Fund);

       (c)    Aetna Income Shares, Inc. (Income Fund); and

       (d)    Other funds (if any) which Aetna may allow.

9. VALUATION PERIOD - The period of time from the end of one business day to the end of the next business day.

GSD-CDA-HO                             5

                               GENERAL PROVISIONS

1.     Contract

       This Contract may be changed only by an officer of Aetna. Any change must be made in writing. Any choices under this Contract by the Owner, Annuitant or beneficiary must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made.

       Aetna will make Annuity payments as and when due. Any other payments will be made by Aetna within 7 days of receipt of the written claim for payment, except as otherwise provided in the Surrender Value provision.

2.     Incontestability

       Aetna cannot cancel this Contract because of any error of fact on the application.

3.     Control of Contract and Individual Accounts

       All of the benefits and rights granted by this Contract, or allowed by Aetna, belong to the Owner.

4.     Change of Contract by Aetna

       Aetna may change any of the terms of this Contract. Aetna will notify the Owner in writing 30 days before the effective date of any such change. Any such change will not affect the amount or terms of any Annuity which began prior to such change. Changes that affect the following provisions of this Contract: (a) Annuity Options; (b) Net Deposit; (c) Guaranteed Interest Rate; (d) Individual Account Reserve; and (e) Surrender Value; will only apply to deposits made on behalf of Participants who become covered under this Contract on or after the effective date of such change. If the Owner fails to agree to any such change, no new Participants may be covered under this Contract. Aetna will continue to accept contributions for the Participants covered under this Contract prior to change. This Contract is subject to change as required by federal or state law.

5.     Individual Certificates

       Aetna shall issue certificates for each Participant as required by the state in which this Contract is delivered. The certificate will contain a summary of the benefits provided by this Contract.
       Certificates are not a part of this Contract.

6.     Designation of Beneficiary

GSD-CDA-HO                             6

       The beneficiary for each Participant shall be as named, or later changed, by the Owner. If no beneficiary is living at the death of the Participant, payment of any amount due will be made to the Owner.

7.     Misstatements and Adjustments

       If the age or sex of any payee is found to be misstated, the correct facts will be used to adjust payments.

8.     State Laws

       This Contract follows the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws.

10.    Non-Participating Contract

       The Owner will have no right to share in the earnings of Aetna.

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.     Net Deposit

       The Net Deposit is the actual deposit minus a charge to pay premium taxes, if any. As a rule, Aetna will take this charge out of an Individual Account Reserve (see below) when annuity payments are to start. But, if Aetna determines that it must pay any imposed premium tax at any other time, it may take out the charge at any time.

2.     Individual Accounts

       Aetna will maintain Individual Accounts for each Participant. On the basis of information supplied by the Owner, Aetna will credit the Net Deposit(s) to such Accounts in either:

       (a)    the General Account;

       (b) the Separate Account where they are invested in Fund(s) as directed by the Owner; or

       (c)    a mix of (a) and (b).

3.     Guaranteed Interest Rate -- General Account

       On Net Deposit(s) made to the General Account, Aetna will add interest daily at an annual rate no less than:

       (a)    4% except under the Annuity Provisions; and

GSD-CDA-HO                             7

       (b)    3.5% under the Annuity Provisions.

       Aetna may add interest daily at any higher rate.

4.     Record Units - Separate Account

       The portion of the Net Deposit applied to the Separate Account Fund(s) will determine the number of Record Units. This number is equal to the Net Deposit(s) divided by the Record Unit Value (see below) for the Valuation Period when the Net Deposit is received.

5.     Investment Increment Factors - Separate Account

       Investment Increment Factors are those items used to determine a Fund's net return factor for each Valuation Period. The net return factor(s) are then used to compute all Separate Account values and payments.

       The gross return is equal to:

       (a)    investment income; plus

       (b)    realized and unrealized capital gains; minus

       (c)    realized and unrealized capital losses; minus

       (d)    certain investment expenses; and minus

       (e) a daily charge at an annual rate of .25% for investment management expense and profit.

       The gross return is divided by the net assets of the Fund at the start of the Valuation Period to compute the gross return rate. A gross return rate may be more or less than 0. The net return rate is equal to:

       (a)    the gross return rate; plus or minus

       (b) taxes (or charges to a tax reserve) on the Separate Account; and minus

       (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

       A net return rate may be more or less than 0.

       The net return factor for each Fund is equal to the net return rate plus 1.000000.

6.     Record Unit Value - Separate Account


GSD-CDA-HO                             8

       The Record Unit Value for each Separate Account Fund is computed by multiplying the net return factor for the current Valuation Period by the Record Unit Value for the previous Period. The dollar value of Record Units, Separate Account Reserves, and Variable Annuity payments may go up or down due to investment gain or loss.

7.     Individual Account Reserve

       The Individual Account Reserve for each Participant is equal to:

       (a)    Net Deposits credited to the General Account (if any); plus

       (b)    General Account interest added by Aetna; plus

       (c)    the value of Separate Account Record Units (if any); plus

       (d)    any amount due to Experience Credits (see below); minus

       (e)    any amounts previously surrendered.

8.     Active Life Fund

       The Active Life Fund is equal to the combined Reserves of all Individual Accounts, except those Accounts applied to the payment of Annuities.

9.     Experience Credits

       Aetna may apply Experience Credits to Individual Accounts in the Active Life Fund under this Contract. Any such credit will be computed as decided by Aetna.

10.    Transfer of Individual Account Reserves

       The Owner may transfer any portion of the Individual Account Reserves from any Fund to any other Fund or to the General Account. Reserves cannot be transferred from the General Account to any of the Funds. A transfer of Reserves cannot be made within 90 days of a previous transfer.

11.    Notice to the Owner

       Aetna will notify the Owner each year of:

       (a)    the investments held in the Fund(s) for the Separate Account; and

       (b)    the number of record units; or


GSD-CDA-HO                             9

       (c)    the number of annuity units; and

       (d)    the value of a unit.

       Such number or values will be as of a date no more than 60 days before the date of the notice.

12.    Sum Payable at Death (Before Annuity Payments Start)

       Aetna will pay to the beneficiary the Individual Account Reserve if:

       (a)    the participant dies before Annuity payments start; and

       (b)    the notice of death is received by Aetna.

       The sum paid will be the Reserve on the date when the notice is received. The beneficiary may choose to apply any sum under Annuity Options (see Annuity Provisions).

13.    Surrender Value

       The amount paid by Aetna upon the surrender of all or any portion of the Active Life Fund or Individual Account(s) shall be reduced by a surrender fee. The surrender fee will be a percentage of the amount surrendered and will vary according to the period of time between the effective date and the date of surrender for the Individual Account(s) being surrendered. For each surrender from an Individual Account, the fee will be as follows:

          If period of time is                                        Fee
          Less than 5                                                 5%
          From 5 to 6 years                                           4%
          From 6 to 7                                                 3%
          From 7 to 8                                                 2%
          From 8 to 9                                                 1%
          9 or more years                                             None

       In no event, however, will the Fee on a total surrender of an Individual Account exceed 9% of the actual deposit made to that Account.

       If the Active Life Fund invested in the General Account exceeds $500,000, Aetna reserves the right to pay out any surrender in equal installments over a period not to exceed 60 months.

       Under certain emergency conditions, Aetna has the right to defer payment of any surrender value as provided by federal or state law.


GSD-CDA-HO                             10

                               ANNUITY PROVISIONS

1.     Choices to be Made

       The Owner may tell Aetna to pay the Individual Account Reserve (minus any charges for premium taxes) as a premium for an Annuity under Options 2, 3, 4, and 5 (see below). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

       When any option is chosen, the Owner or beneficiary choosing the option must tell Aetna if payments are to be made other than monthly. They must also tell Aetna to pay:

       (a)    a Fixed Annuity;

       (b)    a Variable Annuity using Variable Fund;

       (c)    a Variable Annuity using Income Fund; or

       (d)    any mix of these.

       When choosing a Variable Annuity, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year.

2.     Fund(s) Annuity Units - Separate Account

       The amount of the first Variable Annuity payment will be equal to:

       (a) the portion of the Individual Account Reserve (minus any charges for premium taxes) to be used to pay a Variable Annuity using the Fund(s); times

       (b)    the rate for each $1,000 for the Option chosen.

       Such amount, or portion, of the payment using a Fund will be divided by the Fund(s) Annuity Unit Value (see below) on the due date of the first payment to determine the number of the Fund(s) Annuity Units.

       Such number of the Fund(s) Annuity Units remains fixed. Each future payment is equal to such number times the Fund(s) Annuity Unit Value on the due date of each payment.

3.     Fund(s) Annuity Unit Value - Separate Account

       For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

       (a)    the Value for the next previous Period; times

GSD-CDA-HO                             11

       (b) the net return factor(s) (see Investment Increment Factors - Separate Account provisions) for the tenth previous Period; times

       (c)    a factor to reflect the assumed net return rate.

       The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

       The dollar amount of Annuity Units, values, and payments may go up or down due to investment gain or loss.

       Payments shall not be changed due to mortality or expense results.

4.     Annuity Options

       Option 1 - Payment of Interest on Sum Left With Aetna - This option may be used only by the beneficiary when the death of the Participant is before Aetna has started paying an Annuity. A portion or all of the sum due may be held in the General Account of Aetna at interest (see Guaranteed Interest Rate - General Account provision). The beneficiary may later tell Aetna to:

       (a)    pay a portion, or all, of the sum held by Aetna; or

       (b) apply a portion, or all, of the sum held by Aetna under any of the Annuity Options below.

       Option 2 - Payments of a Stated Dollar Amount - An Annuity of a chosen amount will be paid until there are no funds left. The payments to be made in a year must be no less than $60 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years.

       Where there is a right under Federal Securities Law to forgo future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

       Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be no less than 3 and no more than 30.

       Where there is a right under Federal Securities Law to forgo future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).


GSD-CDA-HO                             12

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                          PAYMENTS FOR A STATED PERIOD

       Years                                  Years                                  Years
      of Pay-            Amount of           of Pay-            Amount of           of Pay-             Amount of
       ments             Payments             ments             Payments             ments              Payments
       -----             --------             -----             --------             -----              ---------
       3                 $29.19                13                  $7.94                22                 $5.39
       4                  22.27                14                   7.49                23                  5.24
       5                  18.12                15                   7.10                24                  5.09
       6                  15.35                16                   6.76                25                  4.96
       7                  13.38                17                   6.47                26                  4.84
       8                  11.90                18                   6.20                27                  4.73
       9                  10.75                19                   5.97                28                  4.63
      10                   9.83                20                   5.75                29                  4.53
      11                   9.09                21                   5.56                30                  4.45
      12                   8.46

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                          PAYMENTS FOR A STATED PERIOD

       Years                                  Years                                  Years
      of Pay-            Amount of           of Pay-            Amount of           of Pay-             Amount of
       ments             Payments             ments             Payments             ments              Payments
       -----             --------             -----             --------             -----              ---------
       3                 $29.80                13                 $8.64                 22                 $6.17
       4                  22.89                14                  8.20                 23                  6.02
       5                  18.74                15                  7.82                 24                  5.88
       6                  15.99                16                  7.49                 25                  5.76
       7                  14.02                17                  7.20                 26                  5.65
       8                  12.56                18                  6.94                 27                  5.54
       9                  11.42                19                  6.71                 28                  5.45
      10                  10.51                20                  6.51                 29                  5.36
      11                   9.77                21                  6.33                 30                  5.28
      12                   9.16


GSD-CDA-HO                             13

Option 4 - Life Income - An Annuity will be paid for life. Payments may be made for a minimum stated period, if chosen, of 60, 120, 180 or 240 months. If the Annuitant dies before the end of such stated period, payments will be made to the beneficiary for the rest of the stated period.

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                       LIFE INCOME WITH
             Age of                          Payments Guaranteed for a Stated Period of Months:
           Annuitant                  None            60             120            180            240
      Male            Female
      ----            ------          ----            --             ---            ---            ---
       50               55            $4.98          $4.96          $4.89          $4.77          $4.62
       51               56             5.08           5.05           4.98           4.85           4.68
       52               57             5.18           5.16           5.07           4.93           4.74
       53               58             5.30           5.26           5.17           5.01           4.80
       54               59             5.41           5.38           5.27           5.09           4.86

       55               60             5.54           5.49           5.37           5.17           4.92
       56               61             5.67           5.62           5.48           5.26           4.98
       57               62             5.80           5.75           5.59           5.35           5.04
       58               63             5.95           5.89           5.71           5.44           5.10
       59               64             6.10           6.03           5.83           5.53           5.16

       60               65             6.27           6.19           5.96           5.62           5.22
       61               66             6.44           6.35           6.09           5.72           5.27
       62               67             6.63           6.52           6.23           5.81           5.33
       63               68             6.82           6.71           6.38           5.91           5.38
       64               69             7.04           6.90           6.53           6.00           5.43

       65               70             7.26           7.11           6.68           6.10           5.47
       66               71             7.50           7.33           6.84           6.19           5.52
       67               72             7.76           7.56           7.01           6.28           5.55
       68               73             8.04           7.80           7.18           6.37           5.59
       69               74             8.34           8.07           7.35           6.46           5.62

       70               75             8.67           8.34           7.52           6.54           5.65
       71                              9.01           8.63           7.70           6.62           5.67
       72                              9.39           8.94           7.88           6.69           5.69
       73                              9.79           9.26           8.05           6.76           5.71
       74                             10.22           9.61           8.22           6.81           5.72
       75                             10.69           9.96           8.39           6.87           5.73

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GSD-CDA-HO                             14

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                                       LIFE INCOME WITH
             Age of                          Payments Guaranteed for a Stated Period of Months:
           Annuitant                  None            60             120            180            240
      Male            Female
      ----            ------          ----            --             ---            ---            ---
       50               55            $5.89          $5.86          $5.78          $5.65          $5.48
       51               56             5.99           5.96           5.86           5.71           5.53
       52               57             6.09           6.06           5.95           5.79           5.59
       53               58             6.20           6.16           6.04           5.86           5.64
       54               59             6.32           6.27           6.14           5.94           5.70

       55               60             6.44           6.39           6.24           6.02           5.75
       56               61             6.57           6.51           6.34           6.10           5.80
       57               62             6.71           6.64           6.45           6.18           5.86
       58               63             6.85           6.77           6.56           6.26           5.91
       59               64             7.00           6.92           6.68           6.35           5.97

       60               65             7.16           7.07           6.80           6.43           6.02
       61               66             7.34           7.23           6.93           6.52           6.07
       62               67             7.52           7.40           7.06           6.61           6.12
       63               68             7.72           7.58           7.20           6.70           6.17
       64               69             7.93           7.77           7.35           6.79           6.21

       65               70             8.16           7.97           7.50           6.88           6.25
       66               71             8.40           8.19           7.65           6.97           6.29
       67               72             8.66           8.42           7.81           7.05           6.33
       68               73             8.94           8.66           7.97           7.14           6.36
       69               74             9.24           8.92           8.13           7.22           6.39

       70               75             9.56           9.19           8.30           7.29           6.41
       71                              9.91           9.48           8.47           7.36           6.43
       72                             10.29           9.78           8.64           7.43           6.45
       73                             10.69          10.10           8.80           7.49           6.47
       74                             11.13          10.43           8.97           7.55           6.48
       75                             11.60          10.79           9.13           7.60           6.49

       Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GSD-CDA-HO                             15

Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

       (a)    100% of the payment to continue to the survivor;

       (b)    66 2/3% of the payment to continue to the survivor;

       (c)    50% of the payment to continue to the survivor; or

       (d) payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.


GSD-CDA-HO                             16

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.10           $4.27          $4.43          $4.57            $4.69           $4.79           $4.86
    55           60             4.21            4.43           4.65           4.86             5.04            5.20            5.32
    60           65             4.30            4.57           4.86           5.15             5.43            5.68            5.88
    65           70             4.38            4.69           5.04           5.43             5.83            6.21            6.56
    70           75             4.44            4.79           5.20           5.68             6.21            6.78            7.33
    75           80             4.48            4.86           5.32           5.88             6.56            7.33            8.16
    80           85              --             4.91           5.41           6.03             6.82            7.80            8.95

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.00           $5.16          $5.31           $5.44          $5.57            $5.67            $5.75
    55           60             5.11            5.31           5.51            5.71           5.90             6.06             6.19
    60           65             5.20            5.44           5.71            5.99           6.26             6.52             6.73
    65           70             5.28            5.57           5.90            6.26           6.65             7.04             7.38
    70           75             5.34            5.67           6.06            6.52           7.04             7.59             8.14
    75           80             5.38            5.75           6.19            6.73           7.38             8.14             8.96
    80           85              --             5.81           6.29            6.90           7.66             8.62             9.76

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GSD-CDA-HO                             17

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.51           $4.72         $4.94            $5.18          $5.44            $5.71           $6.00
    55           60             4.70            4.94          5.20             5.49           5.81             6.14            6.49
    60           65             4.90            5.18          5.49             5.84           6.23             6.65            7.09
    65           70             5.11            5.44          5.81             6.23           6.71             7.25            7.82
    70           75             5.34            5.71          6.14             6.65           7.25             7.93            8.69
    75           80             5.58            6.00          6.49             7.09           7.82             8.69            9.69
    80           85            --               6.28          6.84             7.53           8.39             9.47           10.77

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.43           $5.62         $5.84            $6.08          $6.36            $6.65           $6.98
    55           60             5.62            5.84          6.10             6.38           6.70             7.06            7.44
    60           65             5.82            6.08          6.38             6.72           7.11             7.54            8.01
    65           70             6.06            6.36          6.70             7.11           7.58             8.12            8.71
    70           75             6.31            6.65          7.06             7.54           8.12             8.80            9.56
    75           80             6.59            6.98          7.44             8.01           8.71             9.56           10.56
    80           85              --             7.31          7.84             8.49           9.33            10.38           11.66

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GSD-CDA-HO                             18

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.75           $4.98         $5.24            $5.55          $5.91           $ 6.32          $ 6.79
    55           60             4.99            5.24          5.54             5.88           6.28             6.76            7.30
    60           65             5.26            5.55          5.88             6.27           6.73             7.27            7.90
    65           70             5.59            5.91          6.28             6.73           7.26             7.90            8.65
    70           75             5.96            6.32          6.76             7.27           7.90             8.67            9.57
    75           80             6.37            6.79          7.30             7.90           8.65             9.57           10.69
    80           85              --             7.30          7.88             8.59           9.49            10.61           12.00

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.67           $5.89         $6.15            $6.47          $6.84           $7.29            $7.81
    55           60             5.91            6.15          6.44             6.78           7.20            7.70             8.28
    60           65             6.20            6.47          6.78             7.16           7.63            8.19             8.86
    65           70             6.54            6.84          7.20             7.63           8.16            8.80             9.58
    70           75             6.95            7.29          7.70             8.19           8.80            9.56            10.48
    75           80             7.42            7.81          8.28             8.86           9.58           10.48            11.60
    80           85              --             8.39          8.94             9.61          10.46           11.56            12.92

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


GSD-CDA-HO                             19

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $4.10           $4.27         $4.42            $4.56          $4.68            $4.77           $4.83
    55           60             4.21            4.42          4.64             4.84           5.02             5.16            5.26
    60           65             4.30            4.56          4.84             5.12           5.38             5.61            5.78
    65           70             4.37            4.68          5.02             5.38           5.76             6.10            6.37
    70           75             4.42            4.77          5.16             5.61           6.10             6.58            7.00
    75           80             4.46            4.83          5.26             5.78           6.37             7.00            7.58
    80           85              --             4.86          5.33             5.88           6.55             7.29            8.02

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

         Age of                                                         Age of Annuitant
         Second
       Annuitant             Male 45         Male 50        Male 55         Male 60         Male 65         Male 70         Male 75
   Male        Female       Female 50       Female 55      Female 60       Female 65       Female 70       Female 75
   ----        ------       ---------       ---------      ---------       ---------       ---------       ---------        -------
    50           55            $5.00           $5.15          $5.30           $5.43          $5.55            $5.64           $5.71
    55           60             5.10            5.30           5.50            5.69           5.87             6.01            6.12
    60           65             5.19            5.43           5.69            5.96           6.21             6.44            6.61
    65           70             5.27            5.55           5.87            6.21           6.57             6.90            7.17
    70           75             5.32            5.64           6.01            6.44           6.90             7.37            7.78
    75           80             5.36            5.71           6.12            6.61           7.17             7.78            8.34
    80           85              --             5.75           6.19            6.72           7.35             8.06            8.76

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

GSD-CDA-HO                             20

5.     Special Terms Under Annuity Options

       No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

       Age, where used in the above tables, means age nearest birthday on the date of the first payment. The tables for Options 4 and 5 use the Annuity table for 1949 with:

       (a)    a 1 year age reduction for males; and

       (b)    a 6 year age reduction for females.

       If Fixed Annuity Options 3, 4, or 5 are chosen and Aetna's current applicable rates at that time are larger than the rates above, the larger payment will be made.

6.     Death of Annuitant/Beneficiary

       When an Annuitant dies while payments are being made under an Annuity Option, payments will be continued to the beneficiary as provided by the option. If no beneficiary is living, the present value of any remaining payments will be paid in one sum to the Owner. The present value will assume the same interest rate that was used when the first payment was made.

       When a beneficiary dies while a sum is held at interest, the amount held will be paid in one sum to the estate of the beneficiary. When a beneficiary dies while payments are being made under an Annuity Option, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The present value will assume the same interest rate that was used when the first payment was made.

GSD-CDA-HO                             21

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123


             GROUP VARIABLE OR FIXED ANNUITY OR COMBINATION CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
          ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT




















GSD-CDA-HO                             22

                                VI. FEE SCHEDULE
                           DEFERRED COMPENSATION PLAN



6.01.    Maintenance Fee: The Maintenance Fee will be $0.

6.02.    Surrender Fee:

         For each surrender from an Individual Account, the Surrender Fee will vary according to the period of time between the effective date of the Individual Account and the date of surrender. The Surrender Fee will be determined as follows:

If Period of Time is                                         Surrender Fee

       Less than 5 years                                           5%
       From 5 to 6 years                                           4%
       From 6 to 7 years                                           3%
       From 7 to 8 years                                           2%
       From 8 to 9 years                                           1%
       9 or more years                                             0%

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         (1)      At the death of a Participant before Annuity payments start;
                  or

         (2) As a premium for an Annuity for a Participant under this Contract; or

         (3)      Under a Section 457 Plan which meets the following criteria:

                  (a) The Contract Holder and Aetna agree in writing to have this section apply when the Contract is purchased; and

                  (b) The Contract Holder certifies to Aetna that the surrender is due to either a permanent disability, or unforeseen emergency as specified under Section 457(b)(5) of the Internal Revenue Code.





GSD-HD

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed to add the following new provisions to the end of Section 6.02 - Surrender Fee:

         No Surrender Fee is deducted from any portion of the Individual Account which is paid:

         On and after the tenth anniversary of the Effective Date of the Individual Account;

         When the Individual Account Cash Value is $2,500 or less and no surrenders have been taken from the Individual Account within the prior 12 months. If there is more than one Individual Account under the Contract for a Participant, then this provision will only apply when the total in all of the Participant's Individual Accounts is $2,500 or less; or

         In an amount equal to or less than 10% of the current Individual Account Cash Value, as part of the first partial surrender request in a calendar year to a 403(b) Participant who is at least age 59 1/2 and less than age 70 1/2. The Individual Account Cash Value is calculated as of the date the partial surrender request is received in good order at Aetna's Home Office. Any outstanding loans from the Participant's Individual Account are excluded when calculating the Individual Account Cash Value. This provision does not apply to partial surrenders due to loan defaults made from Individual Account Values and does not apply to full surrender requests.

         Endorsed and made a part of this Contract on May 1, 1989 or the Effective Date of the Contract whichever is later.


                                        /s/ John J. Martin
                                        President
                                        Aetna Life Insurance and Annuity Company

EGSF-HI

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follow:

Add the following condition under the Contract entitled Deposit, Reserve and Surrender Provisions as follows:

     Distribution Options: The following distribution options may be elected by the Owner on the Participant's behalf.

     (a) Estate Conservation Option (ECO): A distribution option under which a portion of the Individual Account Current Value will automatically be surrendered and distributed each year. An ECO payment will be calculated on the Individual Account's full Current Value. The value of the Fixed Account and/or the Fund Record Units cancelled by the amounts paid will be withdrawn pro rata from each investment option used under the Contract.

         (1) Distribution Amount: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum distribution required under the Internal Revenue Code (Code). The annual distribution will be determined by dividing the Individual Account Current Value as of December 31 of the year prior to the payment year, by a life expectancy factor. These calculations may be changed as necessary to comply with the Code minimum distribution rules.

         (2) Life Expectancy Factor: The factor is either the single life or joint life expectancy, as elected by the Owner on the Participant's behalf, based on tables in Code Section 401 (a) (9) or related regulations.

              The joint life expectancy factor can only be elected based on the joint life expectancy of the Participant and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Plan while ECO is in effect. If joint life expectancy is elected and the Participant or spouse dies, payments will be based on the survivor's life expectancy. If single life expectancy is elected and the Participant dies, or if joint life expectancy is elected and the survivor dies, the life expectancy is reduced to zero in the year following the year of death. The full Current Value must be distributed not later than December 31 following the year of death, or as may be otherwise required by Internal Revenue Service (IRS) regulations.

              If joint life expectancy is elected, any changes in the beneficiary designation under the Plan must be immediately communicated to Aetna so that subsequent distributions can be calculated as required by IRS regulations.


EDCESWE-1B                             1

         (3) Minimum Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire balance of the Individual Account.

         (4) Distribution Date: The Owner shall specify an annual distribution date on the Participant's behalf. The distribution date may be the 15th of any month, or such other date Aetna may designate or allow, but not earlier than the year the Participant attains age 701/2 or retires, whichever occurs later. Subsequent distributions will be made on the anniversary of that date.

         (5) Elections and Revocation: ECO may be elected by the Owner on the Participant's behalf by submitting a completed and signed election form to Aetna's Home Office.

              Once elected, this option may be revoked by the Owner on the Participant's behalf by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once.

         (6) Reservation of Rights: Aetna reserves the right to change the terms of ECO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

         (b) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Individual Account Current Value will automatically be surrendered and distributed each year. A SWO payment will be calculated on the Individual Account's full Current Value. The value of the Fixed Account and/or the Fund Record Units cancelled by the amounts paid will be withdrawn pro rata from each investment option used under the Contract.

              (1) Distribution Amount: The Owner may elect one of the two payment methods described below on the Participant's behalf. At its discretion, Aetna may require a minimum initial payment amount. These calculations may be changed as necessary to comply with the Code minimum distribution rules.

                  o Specified Payment: Payments of a designated annual dollar amount which must be no greater than 30% of the initial Current Value. This amount will remain constant unless a higher amount is required under Code minimum distribution rules.

                  o Each year that the Specified Payment is in effect, Aetna will calculate the minimum required distribution by dividing the Individual Account Current Value as of December 31 of the year prior to the payment year, by a life

EDCESWE-1B                             2
                      expectancy factor, and distribute this amount if it is larger than the amount elected by the Owner on the Participant's behalf; or

                  o Specified Period: Payments are made over a period of time which must be at least 3 years, unless otherwise required by Code minimum distribution rules. The maximum specified period will be limited by the Participant's life expectancy factor. The amount paid each year is calculated by dividing the Individual Account Current Value as of December 31 of the prior year by the number of payment years remaining.

              (2) Life Expectancy Factor: The factor for the initial
                  distribution year is either the single life or joint life expectancy, as elected by the Owner on the Participant's behalf, based on tables in Code Section 401 (a)(9) or related regulations. With each subsequent year, the life expectancy will be the Participant's life expectancy factor (single or joint) for the initial distribution year, reduced by one.

                  The joint life expectancy factor can only be elected based on the joint life expectancy of the Participant and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Plan while SWO is in effect. If the joint life expectancy factor is elected and the Participant or spouse dies, the joint life expectancy factor will continue to be reduced by one for each distribution year. Payments upon the Participant's death will continue in the manner previously elected under (1), unless the Owner elects an alternate payment mode on behalf of the Plan beneficiary. Any mode elected must provide payments to be made at least as rapidly as those made prior to the Participant's death.

              If joint life expectancy is elected, any changes in the beneficiary designation under the Plan must be immediately communicated to Aetna so that subsequent distributions can be calculated as required by IRS regulations.

         (3) Minimum Initial Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance of the Individual Account.

         (4) Distribution Date: SWO must be elected when the Participant is eligible to begin receiving payments under the Plan. The Owner shall specify the distribution date Participant's behalf. SWO payments will be made quarterly, semi-annually or annually on the 15th of any month, or such other date Aetna may designate or allow. If payments are made more frequently than annually, the annual amount payable each year is divided by the number of payments due per year.

EDCESWE-1B                             3

         (5) Elections and Revocation: SWO may be elected by the Owner on the Participant's behalf by submitting a completed and signed election form to Aetna's Home Office.

              Once elected, this option may be revoked by the Owner by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once.

         (6) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than quarterly.

Endorsed and made a part of the Contract.



                                       /s/ Dan Kearney
                                       President
                                       Aetna Life Insurance and Annuity Company

EDCESWE-1B                             4

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed to amend and restate the following:

Section 3.01. Net Purchase Payment(s) - Delete the last paragraph and replace it with the following:

     During any calendar year, Aetna may be told to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

Section 3.08, 3.11 or 3.12. Transfer of Current Value from the Funds or GA Account - Delete the last paragraph and replace it with the following:

     Twelve transfers of Current Value (excluding transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract effective May 1, 1989.



                                       /s/ Dan Kearney
                                       President
                                       Aetna Life Insurance and Annuity Company

EGMCVT-HI

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is hereby endorsed as follows:

Add to Section 1.  GENERAL DEFINITIONS the following paragraph:

     Maturity Date: The last day of a GA Account Term.

     Matured Term Value: The amount payable on a GA Account Term's Maturity
     Date.

     Nonunitized Separate Account: An account set up by Aetna under Title 38, Sec. 38-154a, of the Connecticut General Statutes, which is used to hold assets for GA Account Terms greater than three years. The Contract Holder or Participant, as applicable, does not participate in the investment gain or loss from the assets held in the GA Account.

Section 3.02 or 3.03 - Guaranteed Accumulation Account (GA Account) is amended and restated as follows:

The GA Account guarantees stipulated rates of interest for stated periods of time (see (a) and (c) below). Amounts withdrawn before the end of a Guaranteed Term may be subject to a Market Value Adjustment (MVA) (see (g) below).

(a) Deposit Period - A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s) and transfers are accepted into the GA Account for one or more Guaranteed Terms.

(b) Guaranteed Term (Term) - The period of time for which interest rates are guaranteed on Net Purchase Payment(s) and on transfers made into a Deposit Period of the GA Account. Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

(c) Guaranteed Term Classifications - The grouping of Terms according to their time to maturity. The following are the Classifications:

     (1) Short-Term: Terms of up to and including 3 years; or

     (2) Long-Term: Terms of greater than 3 years and up to and including 10 years.

EGAA-IO                                1

     During a Deposit Period, Aetna may make available one or more Terms within a Classification. The Contract Holder has the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given, Net Purchase Payment(s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by the Contract Holder. At least one Term in the Short-Term Classification will be available each Deposit Period.

(d) Guaranteed GA Account Interest Rates (Guaranteed Rates) - Aetna will declare all interest rate(s) applicable to a specific Term at the start of the Deposit Period for that Term. These rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GA Account. The Guaranteed Rates are annual effective yields. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will ever be less than 4%.

     For Terms of one year or less, one Guaranteed Interest Rate is set and announced for that full Term. For other Terms, there may be two or more rates. The rate(s) will be set and announced prior to the Deposit Period for that Term and will not be subject to change.

(e) Withdrawals from GA Account - Full or partial surrenders may be requested at any time from the GA Account. However, amounts withdrawn prior to the Maturity Date of a Term to satisfy a surrender request may be subject to an MVA (see (g) below).

     Full and partial surrenders are satisfied by withdrawing amounts from each of the Fund(s), the Fixed Account, the GA Account Short-Term Classification and the GA Account Long-Term Classification on a pro rata basis. However, the Contract Holder or Participant, as applicable, may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

     For purposes of withdrawals, Terms within the GA Account Short-Term and Long-Term Classifications are considered as two separate investment options. Any withdrawal which is a surrender will be subject to the Maintenance Fee and Surrender Fee as appropriate. Also, amounts will be removed within a GA Account Classification starting with the Term still in effect with the oldest Deposit Period.

     Amounts may be transferred at any time subject to Contract specifications (see 3.10, 3.1 1, or 3.12 below). Amounts transferred prior to the Maturity Date of a Term are subject to an MVA (see (g) below). Fund(s) will be removed within the elected Classification starting with the Term still in effect with the oldest Deposit Period.

     During the Deposit Period and the 90 days following the close of the Deposit Period, any amounts applied to the GA Account during that Deposit Period may not be withdrawn unless due to:

EGAA-IO                                2

     (1) A full or partial surrender;

     (2) A payment of a premium for an Annuity Option; or

     (3) The Sum Payable at Death provision.

(f) Maturity Date/Reinvestment - For all GA Account Term(s) existing as of the effective date- of this endorsement in addition to GA Account Term(s) announced subsequent to that date, the Contract Holder or Participant, as applicable, will be mailed a notice at least 18 calendar days before a Term's Maturity Date. This notice will contain the current Deposit Period's Guaranteed Rate(s), Term(s) and a projected Matured Term Value.

     The Matured Term Value may be surrendered or transferred on the Term's Maturity Date without an MVA. If no specific direction is given by the Contract Holder or Participant, as applicable, prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. In the event that a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the next shortest Term available in the same Classification during the then current Deposit Period. If however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. Within two business days after the Maturity Date, the Contract Holder or Participant, as applicable, will be mailed a confirmation statement. This statement will state the Terms and Guaranteed Rates which will apply to the reinvested Matured Term Value.

     During the calendar month following the Term's Maturity Date, one exception is allowed to the 90 day transfer restriction and MVA under (e) and (g). This exception is applicable to each Matured Term Value plus any interest accrued thereon, provided no part of the Matured Term Value was transferred on the Maturity Date.

     During this calendar month period, the Contract Holder or Participant, as applicable, may notify Aetna's Home Office to transfer or surrender all or part of the Matured Term Value plus any interest accrued thereon from the GA Account without an MVA. This provision only applies to the first such request received from the Contract Holder or Participant, as applicable, during this period for any Matured Term Value. The Matured Term Value plus any interest accrued thereon may be transferred upon such request without an MVA:

     (1) To any other Terms of the GA Account available in the current Deposit Period; or

     (2) To any other allowable Fund(s).


EGAA-IO                                3

     If no such notification is given, the Matured Term Value will remain subject to the terms and conditions of the new Term. All surrender and transfer requests will be processed as of the date they are received in good order at Aetna's Home Office.

     If this Contract is issued under a Tax Deferred Annuity Plan (see Specifications page) the above notice will be sent to the Participant(s).

(g) Market Value Adjustment (MVA) - There will be an MVA for a withdrawal from the GA Account before the end of a Term when the withdrawal is due to:

     (1) A transfer;

     (2) A full or partial surrender; or

     (3) A payment of a premium for Annuity Option 2.

     The amount of the withdrawal will be adjusted to a market value amount as described below.

     The market value adjusted amount will be equal to the amount withdrawn multiplied by the following ratio:

                    x
                  ---
                  365
              (1 + i)
              -------
                    x
                  ---
                  365
              (1 +j)

     Where:       i is the Deposit Yield
                  j is the Current Yield
                  x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

     The Deposit Period Yield will be determined as follows:

     o At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

     o The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

EGAA-IO                                4

     The Current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

     In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

     Full and partial surrenders as well as transfers made within six months of the date of death of the Participant under the Sum Payable at Death provision will be the greater of:

     o The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for surrender or transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or

     o   The applicable portion of the Current Value in the GA Account.

     After the six month period, the surrender or transfer will be the aggregate MVA amount (i.e. including all MVAs).

     The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity Options 3 or 4.

     Aetna may make any change to Section 3.02 or 3.03 with 30 days advance written notice to the Contract Holder or Participant, as applicable. Any such change shall become effective for Purchase Payment(s), transfers or reinvestments made to any new Term by any present or future Participant.

(h) Deposits to the GA Account - All amounts in the GA Account under the Short-Term Classifications are made to the General Account.

     All amounts in the GA Account under the Long-Term Classifications are made to a Nonunitized Separate Account. There are no discrete units for this Nonunitized Separate Account. The Contract Holder or Participant, as applicable, does not participate in the gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

     For Terms under both the Short-Term and Long-Term Classifications, Aetna guarantees stipulated interest rates to be credited to the GA Account. All assets of Aetna including amounts made to the GA Account are available to meet the guarantees under the GA Account.


EGAA-IO                                5

Section 3.10, 3.11 or 3.12 - Transfer of Current Value from the Fund(s) or GA Account is deleted and replaced by the following:

     Before an Annuity Option is elected, all or any portion of the Current Value may be transferred from any Fund or GA Account:

     (a) To any other allowable Fund;

     (b) To the Fixed Account; or

     (c) To Terms of the GA Account available in the current Deposit Period.

     Amounts in a specific GA Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's maturity (see 3.02(f) or 3.03(f)).

     Amounts applied to Classifications of the GA Account may not be transferred to the Fund(s) or to the Fixed Account during the Deposit Period or for 90 days after the close of the Deposit Period.

     Transfers from Terms of the GA Account are subject to the Withdrawal and MVA provisions (see 3.02(e) and (g) or 3.03(e) and (g)).

     Twelve transfers of Current Value can be made during a calendar year period. The Transfer of any portion of the GA Account value at the Maturity Date of a Term is not counted for this purpose. Aetna may allow additional transfers, but each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract on May 1, 1991 or the effective date of the Contract whichever is later.



                                      /s/ John J. Martin
                                      President
                                      Aetna Life Insurance and Annuity Company

EGAA-IO                                6

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

Aetna hereby endorses this Contract to allow the transfer of Reserves out of the General Account. Such transfers will be:

(1) a minimum of 10% of the General Account funds held in the Participant's Individual Account;

(2)    without deduction of any charge; and

(3)    to any of the Fund(s) or the Guaranteed Accumulation Account;

(4)    allowed once during each calendar year;

(5)    prior to the election of an Annuity Option;

(6)    without affecting the rights of transfer now in the contract.

Aetna may, for temporary periods of time, allow any larger percentage to be transferred.

The value of the Reserves held in the General Account, as used above, is the value when the request is received at the Home Office of Aetna. References to the General Account above shall not apply to the Guaranteed Accumulation Account.

Endorsed and made a part of this Contract on the later of September 1, 1983 or the Effective Date of this Contract.




                                       /s/ Dan Kearney
                                       President
                                       Aetna Life Insurance and Annuity Company

EGAWGA-HC

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The definition of Separate Account under the Definition of Certain Terms or General Definitions section of the contract is hereby amended to read as follows:

       Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

Endorsed and made a part of the Contract.



                                               /s/ Edmund F. Kelly
                                               President
                                               Aetna Life Insurance and Annuity


EGISA-IA

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract is hereby endorsed.

The term Valuation Period under Definitions is amended to read as follows:

       The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

Endorsed and made a part of the Contract.





                                       /s/ G. G. Benanav
                                       President
                                       Aetna Life Insurance and Annuity Company



EVPE-IC